Exhibit 99.1

FFLUIDIGM REPORTS Q3 2014 RESULTS
Strong Q3 2014 organic revenue growth of 35% year-over-year

SOUTH SAN FRANCISCO, Calif. - October 30, 2014 - Fluidigm Corporation (NASDAQ:FLDM) today announced its financial results for the third quarter ended September 30, 2014.

Total revenue for the third quarter of 2014 was $29.6 million, an increase of 62% from $18.3 million in the third quarter of 2013. Organic revenue (excluding revenue attributable to the DVS Sciences acquisition, comprised of the CyTOF® 2 system and proteomics analytical consumables) was $24.7 million, an increase of 35% over the same quarter in 2013. Net loss for the third quarter of 2014 was $13.8 million, compared to a net loss of $4.3 million in the third quarter of 2013. Non-GAAP net loss for the third quarter of 2014 was $3.1 million, compared with $1.5 million non-GAAP net loss for the third quarter of 2013 (see accompanying table for reconciliation of GAAP and non-GAAP measures).

“We delivered solid performance in the third quarter. Our organic growth was fueled by diversified strength across single-cell genomics and production genomics. We are also pleased with the commercial progress of our single-cell proteomics business, which tracked well relative to our expectations for the quarter,” said Gajus Worthington, Fluidigm President and Chief Executive Officer.

“Fluidigm is at the forefront of the emerging and dynamic single-cell biology market. We have a unique leadership position in the market with a product portfolio that spans across single-cell genomics and proteomics. We are excited to report our first combined sale of a CyTOF 2, C1™, and BioMark™ HD system in the quarter, which we believe reinforces our vision of single-cell biology and the ultimate convergence of single-cell proteomics and genomics research,” continued Worthington.

Financial Highlights and Analysis

•	Instrument revenue grew 64% year-on-year in the quarter, driven by increased sales of the C1 and BioMark HD systems, and contribution from the acquired CyTOF 2 system.

◦	Organic instrument revenue growth (which excludes contribution from the CyTOF 2 system) was 29% year-on-year in the quarter.

◦	Approximately 60% of the BioMark HD system sales during the quarter were motivated by single-cell research.

◦	Approximately 25% of C1 system sales were combined with a BioMark HD system in the quarter.

•	Consumables revenue grew 64% year-on-year in the quarter, driven by production genomics and single-cell genomics applications, and contribution from acquired proteomics analytical consumables.

◦	Organic consumables revenue growth (which excludes contribution from proteomics analytical consumables) was 48% year-on-year in the quarter.

◦
Consumables pull-through in the quarter was within its historical range of $40,000 - $50,000 per instrument/year for genomics analytical systems and $15,000 - $25,000 per instrument/year for genomics preparatory systems.

◦	Consumables pull-through for proteomics analytical systems in the quarter was within its historical range of $50,000 -$70,000 per instrument/year.

•	Geographic revenue as a percent of total product revenue in the third quarter of 2014 was as follows: United States - 57%; Europe - 27%; Japan - 3%; Asia-Pacific - 9%; and Other - 4%.

•	Fluidigm’s instrument installed base was 1,230 units at the end of the quarter.

◦	Genomics analytical systems (BioMark, BioMark HD, and EP1™ systems) represented 617 units of the installed base, genomics preparatory systems (Access Array™ and C1 systems)

represented 527 units of the installed base, and proteomics analytical systems (CyTOF and CyTOF 2 systems) represented the remainder.

•
GAAP product margin was 61% in the third quarter of 2014, versus 72% in the year ago period. Non-GAAP product margin, which excludes the effects of amortization of developed technology, depreciation and amortization, non-cash charge for the sale of inventory revalued at the date of acquisition, and stock-based compensation expense, was 74% in the third quarter of 2014, versus 74% in the year ago period (see accompanying table for reconciliation of GAAP and non-GAAP product margins).

•	Fluidigm ended September 30, 2014 with approximately $147.2 million in cash, cash equivalents, and investments.

Business Highlights Since Fluidigm’s Last Earnings Release

•
Initiated an early access program targeting key production genomics customers and prospects for our new Juno™ system, which allows for fully-automated SNP genotyping from dilute or challenging DNA samples.

•	Launched the Single-Cell Whole Exome Sequencing Application for the C1 system, designed to help researchers accelerate the discovery of novel functional variants that may alter protein function.

•	The total number of single-cell biology publications referencing Fluidigm increased to 222, which includes 63 publications citing mass cytometry technology.

•
Single-cell mass cytometry study utilizing the deep profiling capabilities of the CyTOF published in Science Translational Medicine, demonstrating the ability to correlate changes in certain blood cell types with surgical recovery times.

•
Shallow sequencing of single cells study utilizing the C1 system published in Nature Biotechnology, demonstrating that shallow single-cell mRNA sequencing (approximately 50,000 reads per cell) is sufficient for unbiased classification of cell identities.

Financial Outlook
Fluidigm is projecting 2014 total revenue to be between $114 million and $117 million versus prior guidance of $112 million to $118 million. Organic revenue is projected to be between $95 million and $96 million, an increase of 33% to 35% over 2013, compared to prior guidance of 32% to 35%. The Company now projects 2014 operating expenses on a GAAP basis to be between $129 million and $131 million versus prior guidance of $134 million to $136 million. Non-GAAP operating expenses, excluding approximately: $11 million of acquisition-related expenses, $19 million of stock-based compensation expense, and $4 million of depreciation and amortization expense, is expected to be between $95 million and $97 million, compared to prior guidance of $100 million to $102 million (also, see accompanying table for reconciliation of GAAP and non-GAAP operating expenses for the third quarter of 2014 and 2013). Stock-based compensation expense is expected to be between $21 million and $22 million, including $9 million related to assumed share-based awards from the DVS acquisition. Interest expense is projected to be $5.3 million and capital spending is expected to be between $9 million and $11 million versus prior guidance of $11 million to $13 million.

Conference Call Information
Fluidigm will host a conference call today, October 30, 2014 at 5:00 p.m. Eastern Time. The call can be accessed by calling (877) 556-5248 (domestic toll-free) or (720) 545-0029 (international toll). Fluidigm will also provide a live stream of its third quarter 2014 financial results conference call for investors at: http://investors.fluidigm.com/events.cfm. The link will not be active until 4:45 p.m. Eastern Time on October 30, 2014. A telephone replay of the teleconference will be available 90 minutes after the end of the call at (855) 859-2056 (domestic toll-free), or (404) 537-3406 (international toll), access code

13962396. The conference call will also be archived on the Fluidigm investor’s page at: http://investors.fluidigm.com.

Statement Regarding Use of Non-GAAP Financial Information
Fluidigm has presented certain financial information in accordance with GAAP and also on a non-GAAP basis for the three and nine months ended September 30, 2014 and 2013. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Fluidigm encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the accompanying table of this release.

Use of Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding the anticipated growth and trends of the single-cell biology and production genomics markets; expectations regarding future sales, revenue, opportunities, and financial performance; opportunities, objectives, expectations and/or strategies relating to new products; and current estimates of 2014 total revenue growth, organic revenue growth, GAAP and non-GAAP operating expenses, stock-based compensation expense, interest expense, and capital spending. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks relating to the integration of the recently acquired proteomics product line with Fluidigm’s business and operations and the future financial performance of its proteomics and genomics product lines; the possible loss of key employees, customers, or suppliers as a result of uncertainty caused by the acquisition; intellectual property risks arising from the acquisition, including risks relating to maintaining material in-licensed intellectual property rights; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; reduction in research and development spending or changes in budget priorities by customers; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Fluidigm’s business and operating results are contained in its Annual Report on Form 10-K for the year ended December 31, 2013, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, and other filings with the Securities and Exchange Commission. Additional information will also be set forth in Fluidigm’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 to be filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm Corporation disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm
Fluidigm (NASDAQ:FLDM) develops, manufactures, and markets life science analytical and preparatory systems for growth markets such as single-cell biology and production genomics. We sell to leading academic institutions, clinical laboratories, and pharmaceutical, biotechnology, and agricultural biotechnology companies worldwide. Our systems are based on proprietary microfluidics and multi-parameter mass cytometry technology, and are designed to significantly simplify experimental workflow, increase throughput, and reduce costs, while providing excellent data quality. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

For more information, please visit www.fluidigm.com.

Fluidigm, the Fluidigm logo, CyTOF, C1, BioMark, EP1, Access Array, and Juno are trademarks or registered trademarks of Fluidigm Corporation.

Contact:
Fluidigm Corporation
Ana Petrovic
Director, Investor Relations & Strategy
650.243.6628 (Office)
ana.petrovic@fluidigm.com

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue:
Instruments	$17,850	$10,894	$48,327	$28,964
Consumables	11,714	7,151	34,165	20,602
Product revenue	29,564	18,045	82,492	49,566
License and grant revenue	71	242	474	736
Total revenue	29,635	18,287	82,966	50,302
Costs and expenses:
Cost of product revenue	11,421	5,138	30,080	14,273
Research and development	12,687	5,004	31,707	14,198
Selling, general and administrative	18,574	12,097	52,486	34,840
Litigation settlement	—	1,000	—	1,000
Acquisition-related expenses	—	—	10,696	—
Total costs and expenses	42,682	23,239	124,969	64,311
Loss from operations	(13,047)	(4,952)	(42,003)	(14,009)
Interest expense	(1,453)	(1)	(3,894)	(13)
Gain from sale of investment in Verinata	332	—	332	1,777
Other (expense) income, net	(338)	709	(308)	457
Loss before income taxes	(14,506)	(4,244)	(45,873)	(11,788)
Benefit from (provision for) income taxes	716	(42)	3,987	(95)
Net loss	$(13,790)	$(4,286)	$(41,886)	$(11,883)

Net loss per share, basic and diluted	$(0.49)	$(0.17)	$(1.52)	$(0.47)

Shares used in computing net loss per share, basic and diluted	28,085	25,534	27,613	25,407

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2014	December 31, 2013 (1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$30,939	$35,261
Short-term investments	64,324	49,083
Accounts receivable, net	16,919	10,552
Inventories	16,960	8,148
Prepaid expenses and other current assets	3,678	1,540
Total current assets	132,820	104,584
Long-term investments	51,962	1,942
Property and equipment, net	12,668	6,818
Other non-current assets	3,698	3,571
Developed technology, net	105,000	—
Goodwill	104,245	—
Total assets	$410,393	$116,915

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,276	$4,353
Accrued compensation and related benefits	6,034	5,485
Other accrued liabilities	7,366	5,392
Deferred revenue, current portion	6,630	2,721
Total current liabilities	27,306	17,951
Convertible notes	195,399	—
Deferred tax liability	27,109	—
Other non-current liabilities	6,024	2,550
Total liabilities	255,838	20,501
Total stockholders’ equity	154,555	96,414
Total liabilities and stockholders’ equity	$410,393	$116,915

(1)	Derived from audited consolidated financial statements.

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Operating Activities
Net loss	$(41,886)	$(11,883)
Depreciation and amortization	2,922	1,850
Stock-based compensation expense	15,280	4,681
Non-cash charges related to acquisition	10,446	—
Gain from sale of investment in Verinata	(332)	(1,777)
Other non-cash item	83	29
Changes in assets and liabilities, net	(5,611)	2,271
Net cash used in operating activities	(19,098)	(4,829)

Investing Activities
Acquisition, net of cash acquired	(113,190)	—
Purchases of investments	(106,672)	(56,831)
Proceeds from sales and maturities of investments	41,412	19,140
Proceeds from sale of investment in Verinata	332	3,117
Purchase of intangible assets	—	(1,043)
Purchases of property and equipment	(5,919)	(1,565)
Net cash used in investing activities	(184,037)	(37,182)

Financing Activities
Proceeds from issuance of convertible notes, net	195,212	—
Proceeds from exercise of stock options	4,084	3,501
Net cash provided by financing activities	199,296	3,501
Effect of foreign exchange rate fluctuations on cash and cash equivalents	(483)	(40)
Net decrease in cash and cash equivalents	(4,322)	(38,550)
Cash and cash equivalents at beginning of period	35,261	58,649
Cash and cash equivalents at end of period	$30,939	$20,099

FLUIDIGM CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET LOSS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014		2013
Net loss (GAAP)	$(13,790)	$(4,286)	$(41,886)		$(11,883)
Acquisition-related expenses	—	—	10,696	(1)	—
Stock-based compensation expense	6,024	1,749	15,280		4,681
Amortization of developed technology	2,800	—	7,000		—
Interest expense	1,453	1	3,894		13
Depreciation and amortization	1,080	657	2,922		1,850
Non-cash charge for sale of inventory revalued at the date of acquisition	116	—	798		—
Benefit from acquisition related income taxes	(449)	—	(3,188)		—
Gain from sale of investment in Verinata	(332)	—	(332)		(1,777)
Other income from litigation settlement	—	(600)	—		(600)
Litigation settlement expense	—	1,000	—		1,000
Loss on disposal of property and equipment	16	—	83		29
Net loss (Non-GAAP)	$(3,082)	$(1,479)	$(4,733)		$(6,687)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP PRODUCT MARGIN

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Product margin (GAAP)	$18,143	$12,907	$52,412	$35,293
Amortization of developed technology	2,800	—	7,000	—
Depreciation and amortization	214	191	652	563
Non-cash charge for sale of inventory revalued at the date of acquisition	116	—	798	—
Stock-based compensation expense	443	165	1,149	449
Product margin (Non-GAAP)	$21,716	$13,263	$62,011	$36,305

Product margin percentage (GAAP)	61.4%	71.5%	63.5%	71.2%
Product margin percentage (Non-GAAP)	73.5%	73.5%	75.2%	73.2%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014		2013
Operating expenses (GAAP)	$31,261	$17,101	$94,889		$49,038
Acquisition-related expenses	—	—	(10,696)	(1)	—
Stock-based compensation expense	(5,581)	(1,584)	(14,131)		(4,232)
Depreciation and amortization	(866)	(466)	(2,270)		(1,287)
Litigation settlement expense	—	(1,000)	—		(1,000)
Operating expenses (Non-GAAP)	$24,814	$14,051	$67,792		$42,519

(1) Acquisition-related expenses include charges for accelerated vesting of certain DVS restricted stock and options; consulting, legal, and investment banking fees; and other expenses.